EXHIBIT 23.1




             WONG JOHNSON & ASSOCIATES, A PROFESSIONAL CORPORATION CERTIFIED PUBLIC ACCOUNTANTS
             SUITE 140
             43385 BUSINESS PARK DRIVE, TEMECULA, CALIFORNIA 92590-3692 TELEPHONE 909-693-1120 * FACSIMILE 909-693-1189





 September 16,2003


                        CONSENT OF INDEPENDENT AUDITORS

 We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated April 22, 2003 appearing in Victor Industries, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the references to us under the heading "Legal Opinions and Experts" in such Prospectus.


 /s/  WONG JOHNSON & ASSOCIATES
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 WONG JOHNSON & ASSOCIATES
 A Professional Corporation